Exhibit 99.1

Poised for Growth, WaterStone Bank Gains Experience with Board Expansion.

Coming off a positive year of earnings, WaterStone Bank SSB will expand its Board of Directors. The current Board of Directors unanimously voted to approve the appointments of Ellen Bartel and Kristine Rappé to the Board of Directors, effective as of the close of business on June 21, 2013.

When asked about the new appointments, Doug Gordon, President and Chief Executive Officer of WaterStone Bank replied, "Ellen and Kris enhance our Board with their vast and diverse experience. Their addition will aid in the future growth of WaterStone."

Ellen S. Bartel of Wauwatosa has been the President of Divine Savior Holy Angels (DSHA) High School (Milwaukee, Wisconsin) since 1998 where she achieved significant and measurable improvements in DSHA curriculum, facilities, financial infrastructure, image, and reputation. Bartel has balanced DSHA's budget for 15 consecutive years, oversaw endowment growth from under one million to nearly ten million dollars, and developed recruitment strategies leading to an incoming class wait list for fourteen consecutive years. Prior to her employment at DSHA, Bartel held several positions at Alverno College (Milwaukee, Wisconsin) (1986-1997) with the most recent being Vice President of Institutional Advancement (1994-1997).

Kristine A. Rappé of Milwaukee currently serves as special advisor to the Wisconsin Energy Foundation (Milwaukee, Wisconsin) following a 30-year career with Wisconsin Energy Corporation. In her roles at Wisconsin Energy Corporation as Vice President of Customer Services (1994-2001), Vice President and Corporate Secretary (2001-2004) and Senior Vice President and Chief Administrative Officer (2004-2012), Rappé had responsibility for shared services including information technology, human resources, supply chain management, business continuity/corporate security, and the WEC Foundation. Rappé currently serves on the Marquette University Board of Trustees, the boards of Froedtert Memorial Lutheran Hospital and PAVE (Partners Advancing Values in Education), and is chair of the board of the Boys & Girls Clubs of Greater Milwaukee. She previously served on the boards of State Financial Services Corporation and Integrity Mutual Insurance Corporation.

WaterStone Bank was established in 1921. Current members of WaterStone's Board of Directors include: Patrick S. Lawton, Michael L. Hansen, Stephen J. Schmidt, Thomas E. Dalum, and Douglas S. Gordon. Branch offices are located in Wauwatosa, Franklin/Hales Corners, Germantown/Menomonee Falls, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, and West Allis.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, thrift holding company headquartered in Wauwatosa, WI.  With $1.63 billion in assets at March 31, 2013, Waterstone has eight community bank branches in the metropolitan Milwaukee market and mortgage banking offices in eleven states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's Annual Report on Form 10-K for the year ended December 31, 2012 and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.